UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2025

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

(484) 801-4670

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.001 per share	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Marinus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on December 30, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 29, 2024, with Immedica Pharma AB, a Swedish corporation (“Parent”), and Matador Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Parent caused the Purchaser to commence a cash tender offer to acquire all of the outstanding shares of common stock (the “Company Common Stock”), par value $0.001 per share, of the Company (the “Shares”), for $0.55 per share (such amount, as it may be adjusted in accordance with the Merger Agreement, the “Offer Price”), in cash, subject to any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 8, 2025 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Form of Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO, originally filed with the SEC on January 8, 2025 by Parent and Purchaser (as amended from time to time, the “Schedule TO”).

The Offer and withdrawal rights expired at midnight at the end of the day on February 6, 2025 (the “Expiration Time”). Broadridge Corporate Issuer Solutions, LLC, in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Parent and Purchaser that, as of the Expiration Time, a total of 37,287,732 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 67.4% of the Shares outstanding as of the Expiration Time. All conditions to the Offer having been satisfied, on February 7, 2025, Purchaser accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Time, and payment of the Offer Price for such Shares will be made by the Depositary and Paying Agent.

On February 11, 2025 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company surviving as a direct wholly owned subsidiary of Parent (the “Merger”). The Merger was effected without a vote of the Company stockholders in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by Parent, Purchaser, the Company or any subsidiary of Parent or the Company or by any Company stockholders who properly perfected their appraisal rights under Section 262 of the DGCL) was canceled and converted into the right to receive the Offer Price, in cash, without interest, subject to any required withholding of taxes (the “Merger Consideration”).

Each option to purchase shares of Company Common Stock (each, a “Company Option”) outstanding and unexercised immediately prior to the Effective Time was terminated in exchange for the right to receive a cash payment equal to the excess (if any) of: (i) an amount equal to the product of (A) the Offer Price multiplied by (B) the number of Shares into which such Company Option would have been exercisable; over (ii) the aggregate exercise price of such Company Option (provided, however, that where such aggregate exercise price exceeded the amount described in clause (i) above, then such Company Option was terminated at the Effective Time and the holder thereof is not be entitled to any payment in respect thereof).

Each restricted stock unit granted pursuant to an inducement award or the Company Equity Plans (as defined in the Merger Agreement) (each, a “Company RSU”) outstanding but not vested immediately prior to the Effective Time was vested in full and terminated in exchange for the right to receive a cash payment equal to the product of: (i) the Offer Price multiplied by (ii) the number of shares of Company Common Stock underlying such Company RSU immediately prior to the Effective Time.

Each pre-funded warrant of the Company (each, a “Company Pre-Funded Warrant”) was, as of the Effective Time, deemed exercised in full as a “cashless exercise” (as described in each such Company Pre-Funded Warrant) entitling each holder thereof to receive an amount in cash without interest, less any applicable tax withholding, equal to the product of (i) the Offer Price multiplied by (y) the number of Shares deemed to be issuable upon exercise in full of such Company Pre-Funded Warrant as a “cashless exercise,” calculated in accordance with and subject to the terms and conditions of such Company Pre-Funded Warrant.

The aggregate consideration paid in the Offer and the Merger was approximately $32.3 million, excluding related transaction fees and expenses. Parent provided Purchaser with the necessary funds to fund the Offer and the Merger using cash on hand.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 30, 2024 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, the Company notified The NASDAQ Global Market (“NASDAQ”) that the Merger had been consummated and requested that (i) the trading of Shares on NASDAQ be suspended prior to market open on the Closing Date and (ii) the listing of Shares on NASDAQ be withdrawn. In addition, the Company requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting of Shares from NASDAQ and to deregister Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, holders of the Shares (other than Shares owned by Parent, Purchaser, the Company or any subsidiary of Parent or the Company or by any Company stockholders who properly perfected their appraisal rights under Section 262 of the DGCL), Company Options, Company RSUs and Company Pre-Funded Warrants immediately before the Effective Time ceased to have any rights as securityholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer and the consummation of the Merger, a change of control of the Company occurred. Upon the consummation of the Merger, at the Effective Time, the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, and effective as of the Effective Time, each of Scott Braunstein, Tim Mayleben, Elan Ezickson, Seth Fischer, Marvin Johnson, and Christine Silverstein ceased to be a director of the Company and a member of committees of the board of directors of the Company. These removals were in connection with the Merger and were not due to disagreement or dispute with the Company on any matter. Also as of the Effective Time, Simon Falk and Nina Fleck became the directors of the Company. Information regarding the new directors has been previously disclosed in Schedule I of the Offer to Purchase, as filed with the Schedule TO, and is incorporated herein by reference.

In addition, pursuant to the terms of the Merger Agreement, as of the Effective Time, Anders Edvell was appointed President and Chief Executive Officer of the Company, Simon Falk was appointed Treasurer of the Company and Nina Fleck was appointed Secretary of the Company. Additionally, in connection with the Merger, subsequent to the Effective Time, Mr. Braunstein ceased to be President and Chief Executive Officer of the Company, and Steven Pfanstiel (Chief Operating Officer, Chief Financial Officer and Treasurer), Joseph Hulihan (Chief Medical Officer), Martha Manning (Senior Vice President, General Counsel and Corporate Secretary), and Christina Shafer (Chief Commercial Officer) ceased to be officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Immediately following the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The amended and restated certificate of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01. Other Events

On February 11, 2025, Parent issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 29, 2024, by and among Marinus Pharmaceuticals, Inc., Immedica Pharma AB and Matador Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on December 30, 2024).
3.1	Fifth Amended and Restated Certificate of Incorporation of the Company.
3.2	Second Amended and Restated Bylaws of the Company.
99.1	Closing Press Release of Immedica Pharma AB, dated February 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marinus Pharmaceuticals, Inc.

Date:	February 11, 2025	By:	/s/ Anders Edvell
		Name:	Anders Edvell
		Title:	Chief Executive Officer